Exhibit 3.21
FILED — Arkansas Secretary of State #100034110 01/29/1987 08:00
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ARTICLES OF INCORPORATION
OF
MEDALLION FOODS, INC.
The undersigned, a natural person over the age of twenty-one years, acting as the incorporator of a corporation under the Arkansas Business Corporation Act (Act 576 of the Acts of 1965 of the General Assembly of the State of Arkansas), in order to form a corporation for the purposes hereinafter stated, does hereby adopt the following Articles of Incorporation for such corporation:
     FIRST: The name of this Corporation is Medallion Foods, Inc.
     SECOND: The period of existence of this Corporation shall be perpetual, unless the same be sooner terminated by action of the directors.
     THIRD: The nature of the business or the objects or purposes for which this Corporation is organized are: To manufacture, process, package, label, distribute and sell food and food products of any and every nature or kind; and to engage in such other types and kinds of businesses incidental or related to the foregoing purposes as the Board of Directors may, from time to time, determine.
     FOURTH: The aggregate number of shares which this Corporation shall have authority to issue is 5,000 shares of common stock having no par value.
     FIFTH: The minimum amount of capital with which this Corporation shall begin business is $300.00, and this Corporation shall not transact any business until there has been paid for the issuance of shares consideration of the value of at least $300.00.
     SIXTH: The name of the incorporator of this Corporation is Phillip D. Hout, and his post office address is P. O. Box 8,600 Third Street, Newport, Arkansas 72112.

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     SEVENTH: The mailing address of the initial registered office of this corporation is P. O. Box 1116, Newport, Arkansas 72112; and the street address of the initial registered office of this Corporation is “Victory Boulevard and Lake Avenue, Newport Industrial Park, Newport, Arkansas 72112.” The name of the initial registered agent of this Corporation at such addresses is Henry Leighton.
     EIGHTH: The number of directors constituting the initial Board of Directors of this Corporation is two, and they shall serve as directors of this Corporation until the first annual meeting of shareholders or until their successors are elected and qualified.
     NINTH: The internal affairs of this Corporation shall be regulated by the By-Laws adopted by the Board of Directors, subject to the Articles of Incorporation and the general law.
     TENTH: The business of this Corporation shall be managed by a Board of Directors initially consisting of two members, provided that the number of shareholders of this Corporation shall be two or less; but at such time as the number of shareholders shall increase to more than two, the Board of Directors may be increased by action of the shareholders to a number equal to the number of shareholders, but not to exceed seven members.
     ELEVENTH: Without in any way or to any extent limiting the rights and powers of this Corporation under the Statutes of the State of Arkansas, or the general law, this Corporation shall have the right to borrow money for any lawful purpose and to issue its bonds and notes therefor, to pay interest thereon and to execute and deliver mortgages, deeds of trust, security agreements and other lien documents conveying any and all of its property of every kind and character, real and personal, tangible and intangible, franchises and rights to secure the repayment of such loans and interest thereon.

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     TWELFTH: Certificates of shares of stock in this Corporation subscribed for, but not fully paid, may be issued to the subscribers therefor, but such certificates shall state on their face the amount so paid on such stock; and the holder of such certificate shall be deemed the actual owner of the shares therein mentioned only to the extent as actual payment has been made to this Corporation under the subscription contract conveying such shares, and to the extent of such actual ownership only, the holders of such certificates shall be entitled to participate in dividends and to vote said stock.
     IN WITNESS WHEREOF, the undersigned has set his hand on this the 27th day of January, 1987.

/s/ Phillip D. Hout
PHILLIP D. HOUT

     Subscribed and sworn to before me, a Notary Public, on this the 27th day of January, 1987.

/s/ Illegible
NOTARY PUBLIC

MY COMMISSION EXPIRES:
     10/15/89

Arkansas Secretary of State — Document No.: 5170600004 — Date Filed: 02-15-1993 02:37 PM — Total Pages: 2
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ARTICLES OF AMENDMENT
OF
MEDALLION FOODS, INC.
     The undersigned, as President and Secretary of Medallion Foods, Inc., (the “Corporation”) a corporation duly existing under and by virtue of the laws of the State of Arkansas, hereby certify, pursuant to the Arkansas Business Corporation Act (Act 958 of 1987), that:
     1. The name of the Corporation is Medallion Foods, Inc.
     2. Each of the amendments to the Articles of Incorporation of the Corporation, hereinafter set forth (the “Amendments” ), was adopted by the shareholders of the Corporation, upon the recommendation of the Board of Directors, on January 11, 1993.
     3. Article Seventh of the Articles of Incorporation of the Corporation was amended to read as follows:
“SEVENTH: The mailing address of the registered office of the Corporation is 3636 Delta Avenue (sometimes otherwise called Medallion Place), Newport, Arkansas 72112; and the name of the registered agent of the Corporation at such address is Henry R. Leighton.”
     4. Article Tenth of the Articles of Incorporation of the Corporation was amended to read as follows:
“TENTH: The business of the Corporation shall be managed by a Board of Directors consisting of at least one (1) but no more than seven (7) members; and the number of active members of the Board of Directors may be fixed or changed from time to time, within the minimum and maximum numbers stated herein, by the shareholders.”
     5. The Articles of Incorporation of the Corporation was further amended by adding the following Articles, which read as follows:
“THIRTEENTH: From and after the date hereof, this Corporation shall be governed by the Arkansas Business Corporation Act (Act 958 of 1987).”
“FOURTEENTH: To the fullest extent permitted by the Arkansas Business Corporation Act as it now exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, unless the Director engaged in fraudulent or

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dishonest conduct or gross abuse of his authority or discretion, with respect to the Corporation.”
“FIFTEENTH: The Corporation may indemnify any person, and shall indemnify any Director, who was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, relating to such person’s or such Director’s services to or actions for or in behalf of the Corporation, to the fullest extent permitted by the Arkansas Business Corporation Act as it now exists or may hereafter be amended.”
     6. Two Hundred (200) shares of the Corporation’s stock are outstanding and entitled to vote on the Amendments. Two Hundred (200) shares were indisputably represented at the meeting at which the Amendments were adopted. Two Hundred (200) shares voted in favor of each of the Amendments and no shares voted against any of the Amendments. The number of shares voting in favor of each of the Amendments was sufficient to adopt such Amendments.
     IN WITNESS WHEREOF, the Corporation has caused its corporate name to be subscribed by its President, who hereby verifies that the statements contained in the foregoing Articles of Amendment are true and correct to the best of his knowledge and belief, and duly attested by its Secretary on this 11th day of January, 1993.

MEDALLION FOODS, INC.
By:	/s/ J. Mark Grosvenor
J. Mark Grosvenor, President

ATTEST:
By:	/s/ Henry R. Leighton
HENRY R. LEIGHTON, Secretary

Arkansas Secretary of State — Document No.: 5170600005 — Date Filed: 06-29-1994 08:28 AM — Total Pages: 2
CERTIFIED COPY
ARTICLES OF AMENDMENT
OF
MEDALLION FOODS, INC.
     The undersigned, as President and Secretary of Medallion Foods, Inc., (the “Corporation”) a corporation duly existing under and by virtue of the laws of the State of Arkansas, hereby certify, pursuant to the Arkansas Business Corporation Act (Act 958 of 1987), that:
     1. The name of the Corporation is Medallion Foods, Inc.
     2. The amendment to the Articles of Incorporation of the Corporation, hereinafter set forth (the “Amendment”), was adopted by the shareholders of the Corporation, upon the recommendation of the Board of Directors, on April 6, 1994.
     3. Article Fourth of the Articles of Incorporation of the Corporation was amended to read as follows:
“FOURTH: The shares of this Corporation shall be divided into the following two (2) classes:
A. Common Stock. The aggregate number of shares of Common Stock which this Corporation shall have authority to issue is 5,000 shares having no par value. Holders of Common Stock shall have unlimited voting rights and, together with the holders of Class A Common Stock, shall be entitled to receive the net assets of the Corporation upon dissolution.
B. Class A Common Stock. The aggregate number of shares of Class A Common Stock which this Corporation shall have authority to issue is 100 shares having no par value. Holders of Class A Common Stock shall have no voting rights, except to the extent prohibited by the Arkansas Business Corporation Act or by the Arkansas Constitution, Article 12, Section 8, which guarantees the right of all stockholders to vote on a proposal to increase the capital stock or bond indebtedness of the Corporation. Holders of Class A Common Stock shall have no rights to receive dividends but, together with the holders of Common Stock, shall be entitled to receive the net assets of the Corporation upon dissolution. Except as otherwise provided herein, the Board of Directors of this Corporation may determine, in whole or in part, the preferences, limitations and relative rights of the Class A Common Stock before the issuance of any shares thereof.”

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     4. One Hundred (100) shares of the Corporation’s stock are outstanding and entitled to vote on the Amendment. One Hundred (100) shares were indisputably represented at the meeting at which the Amendment was adopted. One Hundred (100) shares voted in favor of the Amendment and no shares voted against the Amendment. The number of shares voting in favor of the Amendment was sufficient to adopt such Amendment.
     IN WITNESS WHEREOF, the Corporation has caused its corporate name to be subscribed by its President, who hereby verifies that the statements contained in the foregoing Articles of Amendment are true and correct to the best of his knowledge and belief, and duly attested by its Secretary on this 22nd day of June, 1994.

MEDALLION FOODS, INC.
By:	/s/ J. Mark Grosvenor
J. Mark Grosvenor, President

ATTEST:

By:	/s/ Phillip D. Hout
PHILLIP D. HOUT, Secretary

Arkansas Secretary of State — Document No.: 5170600006 — Date Filed: 02-22-1995 02:46 PM — Total Pages: 1
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Secretary of State
Corporation Division
State Capitol Building
Little Rock, Arkansas 72201
Gentlemen:
     Pursuant to the Arkansas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of changing its registered agent in the State of Arkansas:
     1. Name of corporation:
               MEDALLION FOODS, INC.
     2. Address of its registered office:
               3636 Delta Avenue (a/k/a Medallion Place)
               Newport, Arkansas 72112.
     3. Name of present registered agent:
               Henry R. Leighton
     4. Name of successor registered agent:
               Phillip D. Hout
     5. The address of its registered office, and the address of the business office of its registered agent, as changed, will be identical.
     Dated February 8, 1995.

MEDALLION FOODS, INC.
By:	/s/ J. Mark Grosvenor
J. Mark Grosvenor, President

By:	/s/ Phillip D. Hout
Phillip D. Hout, Secretary

Arkansas Secretary of State — Document No.: 4185890002 — Date Filed: 06-27-2005 10:42 AM — Total Pages: 1
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Arkansas Secretary of State

State Capitol • Little Rock, Arkansas 72201-1094
Charlie Daniels	501-682-3409 • www.sos.arkansas.gov
NOTICE OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH
MARK ENTITY TYPE

☑ Corporation-Profit	☐ General Partnership	☐ Limited Liability Limited Partnership
☐ Corporation-Non Profit	☐ Limited Partnership
☐ Limited Liability Company	☐ Limited Liability Partnership
Pursuant to the Laws of the State of Arkansas, the undersigned submits the following statement for the purpose of changing its registered office or its registered agent, or both in the State of Arkansas. If this statement reflects a change of registered office, this form must be accompanied by notice of such change to any and all applicable entities.
1.	Name of corporation: Medallion Foods, Inc.

2.	Is the entity ☑ Domestic or ☐ Foreign Name of Tax Contact: S. K. Laux — 314/877/7000
800 Market St., Ste. 2900,
St. Louis, MO 63101
3.	Street address of registered office changing from: 3636 Delta Avenue
Street Address
Newport, AR 72112
City, State, Zip
4.	Street address to which registered office changing to: 425 West Capital Avenue. Ste. 1700
Street Address
Little Rock, AR 72201
City, State, Zip
(The address of the registered office and the business address of the registered agent must be identical.)
5.	Name of registered agent changing from: Phillip D. Hout To: The Corporation Company

I, The Corporation Company hereby consent to serve as registered agent for this entity.

Asst. Secy.
Successor Agent

A letter of consent from successor agent may be substituted in lieu of this signature.
A copy bearing the file marks of the Secretary of State shall be returned.
If this entity is a corporation governed by Act 576 of 1965 such change must be filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County, in which event no filing with the County Clerk is required.

/s/ C. G. Huber Jr.
C. G. Huber, Jr. Signature of Authorized Officer

Dated: June 23, 2005	Secretary
Title of Authorized Officer
Fee For Corporation or Limited Liability Company — $25.00
Fee For General Partnership, Limited Partnership, Limited Liability Partnership or Limited Liability Limited Partnership — $ 15.00

FILED — Arkansas Secretary of State #100034110 01/08/2008 18:04
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Arkansas Secretary of State

State Capitol • Little Rock, Arkansas 72201-1094
Charlie Daniels	501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock
NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION
(PLEASE TYPE OR PRINT CLEARLY IN INK)
1.	a. Current Name of Commercial Registered Agent: The Corporation Company

b. New name of Commercial Registered Agent: The Corporation Company

2.	a. Current address on file: 425 West Capitol Avenue
Street Address

Suite 1700	Little Rock, AR 72201
Street Address Line 2	City, State Zip
b. New address: 124 West Capitol Avenue
Street Address

Suite 1400	Little Rock, AR 72201-3736
Street Address Line 2	City, State Zip
3.	a. Jurisdiction / type of organization: Business Corporation

b. New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).
A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.
I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 27th day of December, 2007.

/s/ Marie Hauer Asst. Secy.	MARIE HAUER

Signature and Title of Authorized Individual	Printed Name of Authorized individual

NO FEE	CRA-CF Rev. 08/07

FILED — Arkansas Secretary of State #100034110 06/19/2008 15:45
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Arkansas Secretary of State

State Capitol • Little Rock, Arkansas 72201-1094
Charlie Daniels	501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock
NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION
(PLEASE TYPE OR PRINT CLEARLY IN INK)
1.	a. Current Name of Commercial Registered Agent: THE CORPORATION COMPANY

b. New name of Commercial Registered Agent: THE CORPORATION COMPANY

2.	a. Current address on file: 124 West Capitol Avenue
Street Address

Suite 1400	Little Rock, AR 72201-3736
Street Address Line 2	City, State Zip
b. New address: 124 West Capitol Avenue
Street Address

Suite 1900	Little Rock, AR 72201
Street Address Line 2	City, State Zip
3.	a. Jurisdiction / type of organization: BUSINESS CORPORATION

b. New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).
A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.
I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or Imprisonment up to 30 days.

Executed this 28th day of April, 2008.

/s/ Marie Hauer, asst. Secy	MARIE HAUER

Signature and Title of Authorized Individual	Printed Name of Authorized Individual

NO FEE	CRA-CF Rev. 05/07